Exhibit 99.1

INDIAN HILLS WATER CONSERVATION CORPORATION AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Indian Hills Water Conservation Corporation
Riverside, CA

We have audited the accompanying consolidated balance sheets of Indian Hills Water Conservation Corporation and Subsidiaries (the “Company”) as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and cash flows for the for the years then ended in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY PC
Malone & Bailey PC
www.malone-bailey.com
Houston, Texas
December 18, 2007

INDIAN HILLS WATER CONSERVATION CORPORATION
CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash	$1,721	$833
Accounts receivable, trade	33,043	38,680
Prepaid and other assets	2,055	2,055
Total current assets	36,819	41,568

PROPERTY AND EQUIPMENT, net of accumulated depreciation
Land and right of way	15,108	15,108
Wells, pipelines and other watering facilities	1,012,540	1,072,100
Net property and equipment	1,027,648	1,087,208

TOTAL ASSETS	$1,064,467	$1,128,776

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable-related party	$769,195	$680,638
Current portion of notes payable	675,696	36,587
Total current liabilities	1,444,891	717,225

Notes payable	-	675,696
Total liabilities	1,444,891	1,392,921

MINORITY INTEREST	1,742	7,438

SHAREHOLDERS' DEFICIT
Common stock; 50,000 shares authorized; none issued or
outstanding
Additional paid-in capital	10,000	-
Accumulated deficit	(392,166)	(271,583)
Total shareholders' deficit	(382,166)	(271,583)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,064,467	$1,128,776

The accompanying notes are an integral part of these consolidated financial statements.

INDIAN HILLS WATER CONSERVATION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,
	2006	2005

REVENUE	$75,126	$70,419

OPERATING EXPENSES:
Depreciation expense	59,560	59,560
General and administrative	82,882	47,164
Total operating expenses	142,442	106,724

OPERATING LOSS	(67,316)	(36,305)

OTHER EXPENSES:
Interest expense	58,963	48,279

NET LOSS BEFORE MINORITY INTEREST	(126,279)	(84,584)

LESS MINORITY INTEREST	(5,696)	(1,779)

NET LOSS	$(120,583)	$(82,805)

The accompanying notes are an integral part of these consolidated financial statements.

INDIAN HILLS WATER CONSERVATION CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2006 AND 2005

			Additional
			Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCES, December 31, 2004	-	$-	$-	$(188,778)	$(188,778)

Net loss	-	-		(82,805)	$(82,805)

BALANCES, December 31, 2005	-	$-	$-	$(271,583)	$(271,583)

Capital Contributions	-	-	10,000	-	$10,000

Net loss	-	-	-	(120,583)	$(120,583)

BALANCES, December 31, 2006	-	$-	$10,000	$(392,166)	$(382,166)

The accompanying notes are an integral part of these consolidated financial statements.

INDIAN HILLS WATER CONSERVATION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED
	DECEMBER 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(120,583)	$(82,805)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depletion, depreciation and amortization	59,560	59,560
Changes in assets and liabilities:
Accounts receivable, trade	5,637	(38,680)
Prepaid expenses and other assets	-	(854)
Minority Interest	(5,696)	(1,779)

NET CASH USED IN OPERATING ACTIVITIES	(61,082)	(64,558)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	10,000	-
Funding provided by affiliates	88,557	100,754
Reduction of notes payable	(36,587)	(36,041)

NET CASH PROVIDED BY FINANCING ACTIVITIES	61,970	64,713

NET INCREASE IN CASH AND CASH AND CASH EQUIVALENTS	888	155

CASH AND CASH EQUIVALENTS - beginning of period	833	678

CASH AND CASH EQUIVALENTS - end of period	$1,721	$833

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$58,963	$48,279

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Indian Hills Water Conservation Corporation (“IHWCC”) was formed on December 22, 1992 as a California S corporation and along with its majority-owned subsidiaries West Riverside 350 Inch Water Company (“350IWC”) and West Riverside Canal Company are engaged in the sale and transportation of water. All references to IHWCC include 350IWC and West Riverside unless otherwise stated. IHWCC’s properties are located in California. During 2006, 100% of IHWCC’s sales are attributable to two customers.

Principles of consolidation – The consolidated financial statements include the accounts of IHWCC and its majority-owned subsidiaries 350IWC and West Riverside. IHWCC holds an 82.4% interest in 350IWC. IHWCC and 350IWC in turn hold a 78.3% interest in West Riverside. Significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosures of contingent assets and liabilities. Actual results could differ from the estimates.

Concentrations of credit risk –Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Cash at December 31, 2006 consists of cash on deposit at one financial institution that does not exceed federally insured limits. Revenues and receivables result from sales of water delivered to two customers, one of which is a related party. At December 31, 2006 there is no reserve for estimated uncollectible accounts receivable.

Property acquisition costs –Property and equipment is stated at cost less accumulated depreciation. Property consists primarily of wells, pipelines and related equipment. Depreciation is calculated using the straight line method. IHWCC reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the use of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded for 2006 and 2005.

Depreciation and amortization – The cost of property and equipment is capitalized and depreciated using the 20 year straight-line method over their useful lives. Property consists primarily of wells, pipelines, and related equipment. The estimated useful lives of these assets are twenty years.

Maintenance and Repairs – The costs of maintenance and repairs, which are not significant improvements, are expensed when incurred.

Revenue Recognition –Revenues are derived from sales of water from wells owned by the Company which is delivered thru IHWCC’s canal system. The revenues are recognized based on the actual volume of water delivered each month.

Accounts Receivable –IHWCC records accounts receivable net of allowances for uncollectible accounts (none as of December 31, 2006 or 2005). Any allowance for uncollectible accounts would be determined based on a review of past due amounts. At December 31, 2005 and 2006, 94% and 100%, respectively, were due from a related party.

Income taxes – We are classified as an S Corporation for income tax purposes and as such all items of income and deductions are allocated to the shareholders of IHWCC based on their ownership percentage. IHWCC does not recognize any expense for such taxes.

Recently issued accounting pronouncements – We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Fair value of financial instruments – The carrying values of receivables, payables, marketable securities and short-term obligations approximate their fair value due to their short-term maturities. The estimated fair values of marketable securities were based on quoted market prices for the same or materially similar issues, or the current rates offered to IHWCC for issues with the same maturities.

NOTE 2 –NOTES PAYABLE

In August 2002, IHWCC entered into a loan agreement with a financial institution. The amounts outstanding under the loan accrue interest at a variable interest rate based on the Bank of America Reference Rate plus 0.5% . The interest was 7.75% and 8.75% during 2006 and 2005, respectively. The note is payable in monthly installments including interest with the remaining balance due August 2007. The note is secured by inventory, chattel paper, accounts, equipment and general intangibles of IHWCC. The balance on the note at December 31, 2006 and 2005 was $675,696 and $712,283.

NOTE 3 – RELATED PARTY TRANSACTIONS

Our working capital requirements are funded by a corporation owned by our shareholders. Approximately 39% and 61% of our sales in 2006 and 2005, respectively, were to a corporation also owned by our shareholders.

NOTE 4 – CONTINGENCIES AND COMMITMENTS

From time to time, we are party to litigation matters arising out of the normal course of business. We vigorously contest any such claims. It is our belief that insurance proceeds will cover the future costs related to known contingent liability exposures so that there would be no material adverse impact on our financial statements.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

	2006	2005
Pipelines	$715,209	$715,209
Well and equipment	467,754	467,754
Land and Right of way	15,108	15,108
Other	8,257	8,257

Less accumulated depreciation	(178,680)	(119,120)

Net Property and equipment	$1,027,648	$1,087,208

NOTE 6 – SUBSEQUENT EVENTS

Land Sale

In April 2007, we sold a parcel of land on which we retained an easement for $358,880.